SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

December 14, 2004
Date of Report

November 29, 2004
(Date of Earliest Event Reported)

Intra-Asia Entertainment Corporation
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-75297	87-0616524
(State or other jurisdiction)	(Commission File Number)	(IRS Employer I.D. No.)

1111 Corporate Center Road, Suite 203B
Monterey Park, CA 91754
(Address of Principal Executive Offices)

(323) 261-0078
(Registrant's Telephone Number)

Item 4.01 Changes in Registrant's Certifying Accountant.

(a) On November 29, 2004, our Board of Directors dismissed Pritchett, Siler & Hardy, P.C. and engaged BDO Shanghai Zhonghua Certified Public Accountants, Ltd. as our independent certifying accountants for the year ended December 31, 2004.

(b) Pritchett, Siler & Hardy, P.C. was notified of its dismissal on November 29, 2004.

(c) The reports of Pritchett, Siler & Hardy, P.C. on our consolidated financial statements for the periods ended March 31, 2003 and December 31, 2003, did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

(d) During the periods ended March 31, 2003 and December 31, 2003, there were no disagreements with Pritchett, Siler & Hardy, P.C. on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to the satisfaction of Pritchett, Siler & Hardy, P.C., would have caused the firm to make reference to the matter of the disagreement in their reports.

(e) During the periods ended March 31, 2003 and December 31, 2003, no reportable events occurred in connection with our relationship with Pritchett, Siler & Hardy, P.C.

(f) We have requested Pritchett, Siler & Hardy, P.C. to furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of the letter is attached as Exhibit 16 to this report.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Intra-Asia Entertainment Corporation

DATED: December 14, 2004
/s/ Joseph Visconti
Chief Executive Officer